Exhibit 23.2

Consent of KPMG LLP

Independent Registered Public Accounting Firm

The Board of Directors
RLJ Entertainment, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in this prospectus.

/s/ KPMG LLP
McLean, Virginia
July 9, 2015